ISSUER FREE WRITING PROSPECTUS

Dated August 21, 2019

Filed Pursuant to Rule 433

Registration No. 333-232894

1

Readers are cautioned that the securities of Indonesia Energy Corporation Limited (“IEC”) are highly speculative . No representation or warranty, expressed or implied, is or will be made and, save in the case of intention or fraud, no responsibility or liability is or will be accepted by IEC or by any of its directors, employees, agents or affiliates as to or in relation to the presentation or the information contained therein or forming the basis of this presentation or for any reliance placed on the presentation by any person whatsoever . Save in the case of intention or fraud, no representation or warranty is given and neither IEC nor any of its directors, employees, agents or affiliates assume any liability as to the achievement or reasonableness of any future projections, targets, estimates or forecasts contained in the presentation . This presentation contains or may contain forward - looking statements about IEC’s plans and future outcomes, including, without limitation, statements containing the words “anticipates”, “projected”, “potential” “believes”, “expects”, “plans”, ”estimates” and similar expressions . Such forward - looking statements involve significant known and unknown risks, uncertainties and other factors which might cause IEC’s actual results, financial condition, performance or achievements (including without limitation, the results of IEC’s oil exploration and commercialization efforts as described herein), or the market for energy in Indonesia, to be materially different from any actual future results, financial conditions, performance or achievements expressed or implied by such forward - looking statements . Given these uncertainties, you advised not to place any undue reliance on such forward - looking statements . These forward - looking statements speak only as at the date of this presentation . IEC expressly disclaims any obligation to update any such forward - looking statements in this presentation to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, unless required by law or regulation . DISCLAIMERS AND CAUTIONARY NOTE ON FORWARD - LOOKING STATEMENTS 2

This presentation highlights basic information about our company . Because it is a summary, it does not contain all of the information that you should consider before investing . This offering may only be made by means of a prospectus . We have filed a registration statement (including a preliminary prospectus) on a Form F - 1 (File No . 333 - 232894 ) with the SEC for our initial public offering to which this presentation relates . The registration statement has not yet become effective . Before you invest, you should read the preliminary prospectus in that registration statement (including the risk factors described therein) and other documents we have filed with the SEC for more complete information about IEC and this offering . You may get these documents for free by visiting EDGAR on the SEC Web site at www . sec . gov . The preliminary prospectus, dated July 30 , 2019 , is available on the SEC web site at http : //www . sec . gov/ . When available, electronic copies of the preliminary prospectus may also be obtained from the offices of Maxim Group LLC, by emailing syndicate@maximgrp . com Neither the SEC nor any other regulatory body has passed upon the adequacy or accuracy of this free writing prospectus or approved or disapproved the ordinary shares offered pursuant to the above referenced registration statement and prospectus . Any representation to the contrary is a criminal offense . FREE WRITING PROSPECTUS STATEMENT 3

COMPANY OVERVIEW 4

Issuer: Indonesia Energy Corporation (“INDO”, “IEC” or the “Company”) Proposed Exchange/Symbol: NYSE American : INDO Offering Type: Initial Public Offering (IPO) Offering Proceeds: $ 20 Million (15 % over - allotment option for 45 days) Securities Offered : Common Stock Anticipated Use of Proceeds: To fund the development of the Kruh Block and the exploration and development of the Citarum Block as part of our strategy for adding new reserves and developing the field after discovery, and for general working capital and corporate purposes. Sole Book - Running Manager: Maxim Group LLC OFFERING SUMMARY 5

INDONESIA ENERGY CORPORATION OVERVIEW ▪ ~ 1 million acre development & exploration block controlled until 2048 ▪ 16 miles from Jakarta ▪ significant infrastructure in place which mitigates logistical challenges ▪ Adjacent fields producing 45 , 000 BOPD and 450 MMSCFD ▪ “De - risked” asset with proven presence of hydrocarbons ▪ ~ $ 40 M invested by prior owner, Pan Orient Energy (TSXV : POE), that drilled 4 discovery wells ▪ Downstream integration opportunities ▪ Stable cash flow generating asset owned controlled until 2030 ▪ 330 BOPD average productivity in 2018 ▪ Currently producing from 1 out of 7 structures ▪ Average production costs in 2018 was $ 21 . 34 per barrel of oil ▪ $ 66 . 12 historical 12 - month average per barrel Indonesian crude price IEC Currently Owns a Producing Asset and a D e - risked Development & Exploration Property KRUH BLOCK (PRODUCTION) CITARUM BLOCK (DEVELOPMENT & APPRAISAL) We are an Emerging Oil and Gas (“O&G”) Exploration and Production (“E&P”) Company Focused on Indonesia ▪ Develop and acquire medium - sized oil and gas E&P assets in Indonesia, the largest ASEAN country ▪ potential for growth and economic profit ▪ Market opportunity exists because of two major reasons : x Medium - sized blocks are overlooked by the major oil and gas companies x General lack of investment in the industry by smaller companies such as IEC due to capital constraints Business Opportunity ▪ Portfolio objective : generate robust returns on investment while maintaining a balanced portfolio of assets in an advantaged growth position ▪ How : by having production, development and exploration O&G licenses, supported by targeted production level (risk management) ▪ Why : diversify between medium - sized producing blocks that produce cash flow and exploration blocks with significant potential resources that exposes IEC to upside potential O&G Asset Portfolio 6 CONFIDENTIAL / NOT FOR DISTRIBUTION

INVESTMENT HIGHLIGHTS

Indonesia is Facing Significant Positive Macro-Economic Tailwinds

- Indonesia is the largest economy in S.E. Asia, fourth most populous nation (over 262 million) and 16th largest global economy
- Over 5% average annual GDP growth for the past 10 years
- Total Indonesian energy demand growth expected be 5.3% per year through 2050
- Indonesia's 2018 oil consumption reached 1.78 million barrels per day, 43% met domestic production

Experienced Management with Established Global Network

- Highly qualified management and technical team with decades of business experience and field expertise
- Global experience with many of the world's oil majors
- Access to unique opportunities through strong relationships with the Indonesian government and vast private sector network
- Management team has both public and private company experience

Balanced Portfolio of Assets with Significant Growth Opportunities

- Utilize portfolio approach for development and exploration opportunities
- Invest in exploration assets with upside potential, while also protecting our investments via cash flow producing assets
- Kruh Block provides cash flow with additional development opportunities
- Citarum Block is a ~1 million acre, "de-risked" asset with proven hydrocarbons and over $40 million invested by its previous owners
- Strategically located to major infrastructure minimizing logistical challenges → enables enhanced margins

Niche Acquisition Strategy

- Focus on medium sized onshore blocks that are not large enough for the oil majors
- Smaller O&G companies like IEC are underfunded and unable to acquire and develop medium sized assets
- Target strategically located assets with close proximity to infrastructure and population-dense areas
- IPO to kick-start growth → enable IEC to become a leading independent Indonesian O&G company targeting medium sized blocks

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EXECUTIVE TEAM

INDONESIA ENERGY CORPORATION

IEC's executive team is built to capture opportunities in Indonesia and execute projects with excellence

Chairman & Chief Executive Officer — Dr. Wirawan Jusuf



- Co-founder and founding Chairman of the board of directors
- Strong qualifications in business development, government relations and strategic planning
- Master's in Public Health at the Gajah Mada University-Jogjakarta in Central Java, Indonesia, and medical degree at the University of Tarumanegara in Jakarta, Indonesia
- Holds professional memberships with the Indonesian Petroleum Association (IPA) and Officer in Indonesian Doctors Association (IDI)

President — Frank Ingriselli



- Seasoned leader and entrepreneur with over 40 years of wide-ranging oil exploration and production experience in diverse geographies, business climates and political environments
- Former President of Texaco International's operations, a capacity that directed Texaco's global initiatives in E&P
- Previous founder and CEO of two public NYSE listed energy companies
- BSBA from Boston University, an MBA from New York University and a JD from Fordham School of Law

Chief Operating Officer — Dr. Chiahsin "Charlie" Wu



- Highly qualified and recognized oil and gas industry veteran with over 40 years of global energy experience
- Responsible for building and leading the upstream exploration and production teams for 3 independent O&G companies in Indonesia over the last 15 years
- Postgraduate Diploma in Business Administration at DeMontfort University, and Ph.D. in Geosciences at the University of Texas

Chief Financial Officer — Gregory Overholtzer



- Experienced Chief Financial Officer for oil and gas public corporations
- Served as PEDEVCO's (PED:NYSE) CFO prior to joining IEC in early 2019
- Former CFO, Corporate Controller or Senior Director for seven different companies engaged in various industries: hi-tech, bio-tech and energy industries
- MBA and BA degree from the University of California, Berkeley

Chief Business Development Officer — Mirza F. Said



- Experienced oil and gas veteran with expertise within the energy and infrastructure sector
- Master of Engineering Management, Curtin University of Technology in Perth, Australia, and Bachelor's degree in Engineering at the Chemical Engineering Institute Technology of Indonesia
- Holds professional memberships with the Indonesian Petroleum Association (IPA) and Society of Indonesian Petroleum Engineers (IATMI)

Chief Investment Officer — James J. Huang, CFA



- Co-founder of IEC with educational and career background in finance, law and business management
- Holds the Chartered Financial Analyst (CFA) designation
- Maintains an Attorney at Law professional license from the Brazilian Bar Association (OAB/SP)
- Bachelor's degree in law at the São Paulo Law School of Fundação Getúlio Vargas and participant in the Double Degree Business Management Program at the São Paulo Business School of Fundação Getúlio Vargas.

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BOARD OF DIRECTORS Director IEC’s board of directors is built to capture opportunities in Indonesia and execute projects with excellence Mochtar Hussein Director Roderick de Greef Director Benny Dharmawan Director Tamba P.Hutapea • Rich experience in fields of investigative auditing, compliance and corporate governance • Has served as Inspector General of The Ministry of Energy and Mineral Resources of the Republic of Indonesia in 2013 - 2018 • Served as Commissioner of PT Timah ( Persero ) Tbk , an Indonesian state owned enterprise engaged in tin mining and listed on Indonesia Stock Exchange from 2014 to 2018 • Holds a Forensic Auditor Certification • Bachelor’s degree in Economics at the Brawijaya University, Malang in East Java • Served as Director of PT Panasia Indo Resources Tbk . , a holding company that primarily engages in yarn manufacturing, synthetic fibres and mining • Acted in several executive positions with the Macquarie Group from 2007 to 2015 • Earned Graduate Certification in Applied Finance and Investments in Kaplan, Australia, and Bachelor’s degree in Commerce at the Macquarie University in Australia • Holds the Certified Anti Money Laundering Specialist (CAMS - ACAMS) credential • Rich experience in fields of investment planning and policy, investment licensing, investment compliance and corporate governance • Has served in several Head and Directorial roles within Indonesia Investment Coordinating Board (or BKPM) since 2004 • Master of City Planning at the University of Pennsylvania and Bachelor’s degree in Agronomy at the Bogor Agricultural University in Bogor, West Java • Highly qualified and recognized veteran with over 30 years of experience in the Medical Devices and Life Sciences industry • Has been a member of the Board of Directors for four U . S . publicly listed companies, providing financial and corporate governance oversight and transactional guidance • Experienced senior financial executive with demonstrated track record of building teams and managing financial operations in high growth environments, raising debt and equity capital, negotiating and structuring strategic merger and acquisition and commercial transactions, and implementing investor relations programs • MBA at University of Oregon and B . A . in Economics and International Relations at San Francisco State University 9

INDONESIA - COUNTRY O VERVIEW 10

INDONESIA AT A GLANCE

Largest economy in S.E. Asia, fourth most populous nation (>262MM), 16th largest global economy and a member of the G-20



Area
735,358 sq.miles
Capital
Jakarta
"Designed by Freepik"

Recent credit rating upgrade to *investment grade* indicates there is confidence in the country's economic growth and stability

Credit Ratings	Rating (Outlook)	Rating Date
Moody's	Baa2 (Stable)	13/04/2018
S&P Global	BBB (Stable)	31/05/2019
Fitch Ratings	BBB (Stable)	02/09/2018

Source: Moody's, S&P Global, Fitch Ratings



Annual GDP Growth: Indonesia vs. World
Annual %
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
-1.00
-2.00

Year	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Indonesia	4.92	3.64	4.50	4.78	5.03	5.69	5.50	6.35	6.01	4.63	6.22	6.17	6.03	5.56	5.01	4.88	5.03	5.07
World	4.39	1.91	2.16	2.91	4.45	3.83	4.31	4.23	1.82	-1.73	4.31	3.18	2.51	2.62	2.86	2.86	2.51	3.15

Source: data.worldbank.org/indicator

World's largest island country
- Over 17,000 islands
- Coastline of 50,331 miles
- 7th largest in combined sea & land area
- 14th largest by land area

Population
- Over 262MM (2018)
- World ranking: 4th
- Work force over 50% of population, major concentration on Java island

Languages
- Official: Bahasa Indonesia
- English is widely used, the standard for O&G industry

Agriculture
- Produces rice, palm oil, tea, coffee, cacao, medicinal plants, spices and rubber

GDP 2018
- $1 trillion (16th largest economy)
- $3,846 per capita

Rich in natural resources
- Oil, natural gas, tin, copper and gold
- A leading global thermal coal exporter
- 2nd largest tin producer

Currency Indonesia Rupiah
- Rp14,246 per US$ (2018 average)

Legal Framework
- Civil Law
- Mature legal framework for O&G

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Sources: www.worldbank.org/en/country/indonesia/overview, Marine And Fisheries Ministry Republic Of Indonesia The World Fact Book-www.cia.gov, The World Bank-www.data.worldbank.org, Bank of Indonesia, The World Justice Report 2017-2018

INDONESIA’S ENERGY DEMAND GROWTH ▪ ROBUST OUTLOOK Industrial Sector Energy Demand Growth 6.1% / Year Electricity Demand Increase by 2050 740% Natural Gas Demand Growth 6.3% / Year Natural Gas Demand for Electricity Growth 4.9% / Year Total Energy Demand Growth 5.3% / Year Source: Wood Mckenzie : 2018 Indonesia Gas Markets 2018 long term regional outlook; Reuters, Indonesia to become LNG importer in 2020 as population gr ows – Pertamina ; Singapore, 2018, Jessica Jaganathan .; BPH Migas , Neraca Gas Bumi National; Agency for the Assessment and Application of Technology (BPPT) Indonesia Energy Outlook 2018; PWC Oil and Gas in Indonesia: Investment a nd Taxation Guide May 2018, 9th Edition GAS MARKET POTENTIAL IN WEST JAVA ▪ Indonesia’s government initiated a series of incentives plans to attract investors in developing new Oil & Gas blocks ▪ Introducing a new Production Sharing Contract (“PSC”) plan based on the sharing of a “Gross Production Split ” ▪ The PSC will give oil and gas companies flexibility in their operational activities and allow companies to focus on cost efficiency and reducing delays GOVERNMENT INTEREST Estimated Gas Shortage in 2028 1,836 MMSCFD COUNTRY AND REGIONAL OUTLOOK ▪ Indonesia's gas market is expected to continue to expand to support the growing economy ▪ West Java expects gas demand to increase from 2 , 521 MMSCFD in 2020 to 3 , 032 MMSCFD in 2035 ▪ Annual growth of gas transmission and distribution pipeline was 4 . 7 % in 2017 Future is promising as the demand for energy is only expected to grow in the years to come, especially in the region where IEC’s gas asset is located (West Java) Years 2016 to 2050 Transportation Sector Energy Demand Growth 4.6% / Year 12

OIL MAJORS CONTINUE TO DEPLOY BILLIONS OF DOLLARS INTO INDONESIA 13 INDONESIA FACT: EXPLORATION DRILLING SUCCESS RATIO 2012 - 2018 Year 2012 2013 2014 2015 2016 2017 2018 Exploration Wells 96 75 64 33 33 15 22 Discovery Wells 65 53 47 27 23 10 13 Success Ratio 68% 71% 73% 82% 70% 67% 59% Average drilling success ratio from 2012 to 2018 70% Source: SKK Migas , 2017&2018 Annual Report

ASSETS OVERVIEW 14

INDONESIA INDUSTRY Block KRUH CITARUM Property Type: Producing Development Contract Type: TAC to KSO Production Sharing Contract Fiscal Terms: Cost Recovery Gross Split Development Stage: Production Exploration/Appraisal Presence of Hydrocarbon: Proven Proven Contract Effective Date: May 22, 2000 July 6, 2018 Contract Expiration Date: May 21, 2030 July 5, 2048 Participating Interest: 100% 100% Concession Area: 258 km 2 / 63,753 acres 3,925 km 2 / 969,807 acres Reserves as of 12/31/18: Gross 4,997,305 Bbl Net 2,134,685 Bbl Focused on producing and de - risked exploration & development properties OVERVIEW: IEC’S ASSETS Acquire Blocks in the Western Part of Indonesia ▪ Geologically known area ▪ More available data and less risk ▪ Proximity to market ▪ Smaller scale projects are economically feasible ▪ Presence of basic infrastructure network ▪ Lower production costs Asset Location Strategy INDONESIA ENERGY CORPORATION PT GREEN WORLD NUSANTARA INDONESIA PT COGEN NUSANTARA ENERGI *Simplified corporate structure: not all intermediary holdings and subsidiaries are shown in this illustration. ▪ Generates stable revenue to fund daily operations and cover overhead a/o FYE 2018 ▪ Potential to significantly increase reserves and generate high ROIs Current portfolio HOLDING KRUH CITARUM 15

KRUH: PRODUCING, CASH FLOW POSITIVE ASSET

INDONESIA ENERGY CORPORATION

Stable cash generating oil asset, with 18 new wells planned to increase production significantly

Contract Type	Joint Operation Partnership (KSO)
Fiscal Terms	Cost Recovery
Contract Effective Date	May 22, 2020
Contract Expiry Date	May 2030
Participating Interest	100%
Concession Area	258 km^2 / 63,753 acres





AVERAGE 2018 PRODUCTION	# OF ACTIVE WELLS	AVERAGE PRODUCTION COST
330 BOPD	4	~ $21.34 / Bbl



Kruh TAC
Flow oil & gas
Flow oil
Flow gas
Oil show
No oil show
Producing oil field
To be developed
North Lenggaran
Saka
South Lenggaran
North Kruh
Central Kruh
Menan
West Kruh
East Kruh
Kruh

Crude Oil Proved Reserves - December 31st 2018 (in Bbl)

CRUDE OIL RESERVES	GROSS	NET
Crude Oil Developed Producing Reserves	398,708	170,315
Crude Oil Proved Undeveloped Reserves	4,598,597	1,964,370
Total	4,997,305	2,134,685

** Excluding upside potential*

KRUH: SHORT –TO- MEDIUM TERM OBJECTIVES

- Optimize block's upside potential to increase reserve value
- Increase production within the next 3 years with 18 new wells
- Generate free cash flow and increase IEC's value

KRUH RESERVES DEVELOPMENT PLAN

ASSUMPTIONS		DEVELOPMENT PLAN	
Indonesian Crude Price	$ 66.12 / Bbl	New Wells in 2020	9 PUD Wells
Recovered Reserve	4.99 MMSTB	New Wells in 2021	7 PUD Wells
Project Time	11 Years	New Wells in 2022	2 PUD Wells
Discount Rate	10%	~ Cost per Well	$ 1.5 million
Initial Investment	$11.5 million	Future Net Revenue	$ 136 million

** Financial projection based on reserves development of Kruh Block under KSO contract, excluding upside potential.*

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HISTORICAL WELL DATA OPERATING INDICATORS & ASSUMPTIONS Location Kruh Block, South Sumatra Oil Price – (2018 average) $66.12/ Bbl Number of wells drilled 29 wells Oil Realization Discount 0% Average 1 st Year Daily Production 173 BOPD Average Production Cost (2018) $21.34 / Bbl Average 1 st Year Gross Production 63,112 Bbl Well Completion Cost $1,500,000 Production Type 100% Crude Oil B Factor 1.18 Well Type Infill Vertical Conventional Well Average Decline Rate 21% Well Depth – TVD Average 3,300 feet Lifting Method Artificial Lift KRUH: SINGLE WELL ECONOMICS AVERAGE KRUH WELLS ECONOMIC INDICATOR Monthly Production Kruh Block, South Sumatra Well Cost $1,500,000 Initial Production 191 BOPD 1 st Year Net Revenue ~ $ 3.5 million First 6 - months Net Revenue ~ $ 1.8 million Well Direct Production Costs ~ $ 1.3 million 1 st Year Net Cash Flow ~ $ 2.1 million * Assuming the total cost recovery balance remains unrecovered throughout the 1 st year. 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 180,000 200,000 0 20 40 60 80 100 120 140 160 180 200 1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 BBLS BOPD MONTH Daily Rate Cumulative AVERAGE HISTORICAL WELL PRODUCTION PROFILE 17

CITARUM: “DE-RISKED” ~ 1 MILLION ACRE PROPERTY

INDONESIA ENERGY CORPORATION

Proven hydrocarbon presence located 16 miles from Jakarta, a metropolitan area with large & growing gas demand and an established gas pipeline infrastructure network



Block	CITARUM
Contract Type	Production Sharing Contract
Fiscal Terms	Gross Split
Contract Expiration Date	July 5, 2048
Acreage	3,925 km^2 / 969,807 acres

OPPORTUNITY

- Citarum’s location shares its border with the producing gas fields of Subang, Pasiriadi, Jatirarangon and Jatinegara
- Existing gas pipeline network allows the gas produced from Citarum to be directly distributed into the market
- For the past two years, the success ratio of the Indonesian exploration drilling was above 55%; and Citarum’s economic model assumes a 28% exploration success rate, producing in 8 out of 28 prospects in the block

PRODUCING O&G FIELDS IN NORTHWEST JAVA BASIN



Offshore
Onshore
Jakarta city
Jatinegara
Jatirarangon
Pasirjadi
Subang
Randegan
Citarum block: 3925 km²
Northwest Java basin
0
20km
Gas fields
Oil fields



COMBINED OIL PRODUCTION IN NORTHWEST JAVA BASIN	COMBINED GAS PRODUCTION IN NORTHWEST JAVA BASIN
45,000 BOPD	450 MMSCFD

18

CITARUM: A PROVEN HYDROCARBON OPPORTUNITY From 2009 - 2016, Citarum was operated by Pan Orient Energy Corp (TSXV:POE) who invested over $40MM POE drilled 4 wells and successfully discovered natural gas and gas flow from each of the 4 wells Pasundan - 1 : Gas depth between 6,000 - 9,000ft. Cataka - 1: Gas depth between 1,000 - 2,737ft. Jatayu - 1: Gas depth between 5,800 - 6,700ft. Geulis - 1: Gas depth between 1,000 - 4,300ft. ▪ With gas depths between 1,000 to 6,000ft., the potential for commercially developable gas discoveries is high ▪ Large capex program by the previous operator that successfully discovered hydrocarbons represents a unique de - risked asset to continue to develop ▪ As an experienced operator, IEC has an opportunity to acquire significant market share via the Citarum appraisal and development program 19

CITARUM: TARGETED EXPLORATION IN PLACE At least 7 proven sources rock, “kitchens”, are located north (and possibly more in the south) of the block . WEST JAVA OIL & GAS TRANSMISSION NETWORK MAP Citarum 3 areas division map: I. Jonggol ; II. Purwakarta - subang ; and iii. majalengka 3 YEARS EXPLORATION PROGRAM Year 1 2 3 Activity Geological and Geophysical Studies Drilling: First exploration well ( Jonggol Area) Drilling: 2 delineation wells 2D Seismic (300 km 2 ) 3D Seismic (100 km 2 )* Propose Plan of Development Phase 1 * 3 D Seismic, drilling of delineation wells and first plan of development are subject to having discovery . FIRST PRIORITY: TO CONFIRM THE VALUE OF THE BLOCK BY PROVING RESERVES AND TO MONETIZE THE ASSET THROUGH THE PRODUCTION AND SALE OF GAS JONGGOL: 19 prospects PURWAKARTA: 9 prospects MAJALENGKA Under evaluation Economic model: assuming success on only 8 out of 28 prospects (or more) Development from West to East 20

OTHER ASSETS 21

POTENTIAL ADDITIONAL NEW BLOCK – RANGKAS AREA An onshore area of 3,970 km2 (or 981,008 acres) adjacent to Citarum block with a proven petroleum system LOCATION AREA • Proved hydrocarbon generating province by the numerous oil/gas seeps within the Rangkas block • Occurrence of Eocene - Oligocene - Miocene Source, Reservoir and Seal rocks similar to adjacent major producing hydrocarbon areas in West Java • Multiple subbasins from geophysical data showing potential for higher chances of multiple hydrocarbon accumulations • Four pre - WWII wells and two 1991 wells have either flowed oil or indications of oil • A dozen prospects with individual closure area up to 3,700 acres have been identified with typical stacked reservoirs between 300m and 2,000m depth • Adoption of new seismic and geochemical technology would improve the probability of finding commercial hydrocarbon accumulations in the appraisal program ▪ IEC, through its subsidiary GWN, obtained approval to initiate the Joint Study program on November 5, 2018 ▪ If the Joint Study produces satisfying results, a PSC contract for the Rangkas Area would potentially be available through a direct tender process whereas GWN will have the right to match the best offer following the results of the bidding process ▪ The timeline for the tender is contingent upon the DGOG’s plans and schedule 22

Growth Strategy 23

Strategic Investment Allocation in Existing Blocks Focus on validating the reserves of our blocks , and significantly increasing production in Kruh B lock in the short term Continuing to develop high impact exploration activities to add reserves, combined with a plan of development in order to increase production Commercialization and Monetization of O&G Discoveries Utilize p ortfolio approach for development and exploration opportunities Invest in exploration assets with substantial upside potential , while also protecting our investments via cash flow producing assets Expansion of the Company’s Asset Portfolio Over $40 million invested by Citarum’s previous owner , POE, who drilled 4 wells in the block and successfully discovered natural gas and gas flow f rom each of the 4 wells We believe this asset provide us with a unique de - risked asset to continue to develop Develop our “ De - R isked ” ~1 Million Acres Cit a ru m Block Actively seek to acquire blocks at attractive prices to increase equity value Energy demand growth and increase of manufacturing activities in the region could lead to investment opportunities in the downstream oil and gas sector Fund E&P activities with free cash flow, equity and moderate use of debt Maintain Balance Sheet Strength To Offset Commodity Cyclicality Growth Strategy 24

Financial Overview 25

Summary Income Statement Condensed Consolidated Income Statement Year Ended 12/31 ( in 000s $USD) 2018 2017 Revenue $ 5,856 $ 3,704 Lease operating expenses 2,540 2,811 Depreciation, depletion and amortization 1,157 1,187 General and administrative expenses 2,016 1,258 Exchange gain (loss) 42 (1) Other expense (44) (66) Income (Loss) from operations 141 (1,619) Income tax provision - - Net income (loss) $ 141 $ (1,619) Income (Loss) per ordinary share attributable to the Company Basic and diluted $ 0.01 $ (0.10) Weighted average ordinary share outstanding Basic and diluted 16,000,000 16,000,000 26

Adjusted EBITDA 1 Adjusted EBITDA and Adjusted EBITDA less Capital Expenditures reconciliation to net cash provided by (used in) operating activities: Year Ended 12/31 2018 2017 Net cash provided by (used in) operating activities $ 1,920,219 $ (182,737) Add (Subtract): Cash interest payments 19,614 12,721 Cash income tax payments - - Other changes in operating assets and liabilities (550,501) 96,731 Adjusted EBITDA 1,389,332 (73,285) Subtract: Capital Expenditures (1,013,680) (1,689,537) Adjusted EBITDA less Capital Expenditures $ 375,652 $ (1,762,822) NON - GAAP FINANCIAL MEASURES : Adjusted EBITDA and Adjusted EBITDA less Capital Expenditures : Adjusted EBITDA is not a measure of net income (loss) and Adjusted EBITDA less capital expenditures is not a measure of cash flow, in both cases, as determined by GAAP . Adjusted EBITDA and Adjusted EBITDA less capital expenditures are supplemental non - GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies . We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization and accretion, write down of other assets, and other unusual out of period and infrequent items . We define Adjusted EBITDA less capital expenditures as Adjusted EBITDA less capital expenditures . Our management believes Adjusted EBITDA provides useful information in assessing our financial condition, results of operations and cash flows and is widely used by the industry and the investment community . The measure also allows our management to more effectively evaluate our operating performance and compare the results between periods without regard to our financing methods or capital structure . Adjusted EBITDA less capital expenditures is used by management as a measure of cash generated by the business, after accounting for capital expenditures, available for investment, dividends, debt reduction or other purposes . While Adjusted EBITDA and Adjusted EBITDA less capital expenditures are non - GAAP measures, the amounts included in the calculation of Adjusted EBITDA and Adjusted EBITDA less capital expenditures were computed in accordance with GAAP . These measures are provided in addition to, and not as an alternative for, income and liquidity measures calculated in accordance with GAAP . Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets . Our computations of Adjusted EBITDA and Adjusted EBITDA less capital expenditures may not be comparable to other similarly titled measures used by other companies . Adjusted EBITDA and Adjusted EBITDA less capital expenditures should be read in conjunction with the information contained in our financial statements prepared in accordance with GAAP . 27 (1) The above table presents (i) a reconciliation of Adjusted EBITDA to the US GAAP financial measure of net income (loss) and (ii) a reconciliation of the US GAAP financial measure of net cash provided by (used in) operating activities to the non - GAAP financial measures of Adjusted EBITDA and Adjusted EBITDA less capital expenditures for each of the periods indicated .

Summary Condensed Balance Sheet Condensed Consolidated Balance Sheet As of December 31 ( in 000s $USD) 2018 2017 Current assets $ 4,000 $ 4,552 Total assets 9,877 8,670 Current liabilities 2,673 3,808 Total debt 3,106 3,852 Total liabilities 4,803 28,057 Total stockholder's equity (deficit) $ 5,074 $ (19,387) 28

INVESTMENT HIGHLIGHTS

Indonesia is Facing Significant Positive Macro-Economic Tailwinds	▪ Indonesia is the largest economy in S.E. Asia, fourth most populous nation (over 262 million) and 16th largest global economy ▪ Over 5% average annual GDP growth for the past 10 years ▪ Total Indonesian energy demand growth expected be 5.3% per year through 2050 ▪ Indonesia's 2018 oil consumption reached 1.78 million barrels per day, 43% met domestic production
Experienced Management with Established Global Network	▪ Highly qualified management and technical team with decades of business experience and field expertise ▪ Global experience with many of the world's oil majors ▪ Access to unique opportunities through strong relationships with the Indonesian government and vast private sector network ▪ Management team has both public and private company experience
Balanced Portfolio of Assets with Significant Growth Opportunities	▪ Utilize portfolio approach for development and exploration opportunities ▪ Invest in exploration assets with upside potential, while also protecting our investments via cash flow producing assets ▪ Kruh Block provides cash flow with additional development opportunities ▪ Citarum Block is a ~1 million acre, "de-risked" asset with proven hydrocarbons and over $40 million invested by its previous owners ▪ Strategically located to major infrastructure minimizing logistical challenges → enables enhanced margins
Niche Acquisition Strategy	▪ Focus on medium sized onshore blocks that are not large enough for the oil majors ▪ Smaller O&G companies like IEC are underfunded and unable to acquire and develop medium sized assets ▪ Target strategically located assets with close proximity to infrastructure and population-dense areas ▪ IPO to kick-start growth → enable IEC to become a leading independent Indonesian O&G company targeting medium sized blocks

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